                                                                     EXHIBIT 5.1

         [LETTERHEAD OF STRADLING YOCCA CARLSON & RAUTH APPEARS HERE]


                                  May 1, 1998


Prolong International Corporation
6 Thomas
Irvine, California  92618

          RE:   Registration Statement on Form S-4

Ladies and Gentlemen:

     At your request, we have examined the form of Registration Statement on Form S-4, (the "Registration Statement"), being filed by Prolong International Corporation, a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on May 1, 1998, in connection with the registration under the Securities Act of 1933, as amended, of 2,993,035 shares of common stock, $0.001 par value per share, of the Company (the "Common Stock"), to be issued and sold by the Company. The Registration Statement relates to 2,993,035 shares of the Company's Common Stock which are to be issued to EPL Pro-Long, Inc., a California corporation ("EPL"), in exchange for substantially all of EPL's assets pursuant to the terms of that certain Agreement and Plan of Reorganization (the "Agreement") entered into by the Company and EPL on February 5, 1998.

     We have reviewed the corporate actions of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion. Based upon the foregoing and upon such issues of law as we deem relevant, it is our opinion that the 2,993,035 shares of Common Stock to be issued to EPL pursuant to the terms of the Agreement have been duly and validly authorized and, when issued, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement, including the Prospectus constituting a part thereof and any amendment thereto.

                              Very truly yours,

                              STRADLING YOCCA CARLSON & RAUTH

                              /s/ Stradling Yocca Carlson & Rauth